SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 4, 2026

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          Appointment of Ludwig N. Hantson to the Board of Directors

On June 4, 2026, the Board of Directors (“Board”) of Ionis Pharmaceuticals, Inc. (the “Company”) appointed Ludwig N. Hantson as a member of the Company’s Board effective June 4, 2026, immediately following the Company’s 2026 Annual Meeting of Stockholders.

Dr. Hantson has more than 30 years of leadership experience at biopharmaceutical and medical device companies. He served as chief executive officer and board member of Alexion from 2017-2021, prior to its acquisition by AstraZeneca.  Before joining Alexion, Dr. Hantson served as president of Baxter Bioscience, where he led the spin-off of Baxalta, serving as chief executive officer and board member. Earlier in his career, he held senior leadership roles at Novartis across North America and Europe, including chief executive officer of North America, and spent 13 years at Johnson & Johnson in roles of increasing responsibility. In addition to serving as a director at Alexion and Baxalta, Dr. Hantson served as a director at Hologic, a medical device innovator. He holds a master’s degree in physical education and a Ph.D. in motor rehabilitation & physical therapy from the University of Louvain in Belgium.

There are no arrangements or understandings between Dr. Hantson and any other persons pursuant to which Dr. Hantson was appointed as a director of the Company.

Dr. Hantson will receive the standard compensation that the Company provides to its non-employee directors, which consists of cash compensation and automatic equity grants as set forth in the Company’s Fourth Amended Non-Employee Director Compensation Policy, filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed on April 29, 2026, as amended from time to time.

In addition, Dr. Hantson will enter into the Company’s standard form of indemnity agreement.

As previously announced in the Form 8-K filed with the SEC on March 9, 2026, the Company also appointed Peter N. Reikes as a member of the Company’s Board effective June 4, 2026, immediately following the Company’s 2026 Annual Meeting of Stockholders.

Item 7.01	Regulation FD Disclosure.

On June 8, 2026, the Company issued a press release announcing that Dr. Hantson was appointed to the Company’s Board on June 4, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its virtual Annual Meeting of Stockholders on June 4, 2026.  The stockholders considered five proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 23, 2026.

Proposal 1:   Election of directors to hold office until the 2029 Annual Meeting:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Spencer R. Berthelsen	119,824,353	20,816,547	98,115	12,305,695

Joan E. Herman	135,599,646	5,076,895	62,474	12,305,695

The Company’s stockholders elected the foregoing candidates by affirmative votes by a majority of the votes of the shares represented in person or by proxy at the meeting and entitled to vote in the election of directors.

Proposal 2:   An advisory vote on the compensation paid to the Company’s executive officers, including the following resolution:

“RESOLVED, that Ionis’ stockholders approve, on an advisory (nonbinding) basis, the compensation of the named executive officers, as disclosed in this Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
135,537,973	5,088,105	112,937	12,305,695

The Company’s stockholders approved the foregoing proposal.

Proposal 3:   Approval of an amendment of the Amended and Restated Ionis Pharmaceuticals, Inc. 2011 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 9,500,000 shares to an aggregate of 52,000,000 shares:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
108,377,084	32,303,288	58,643	12,305,695

The Company’s stockholders approved the foregoing proposal.

Proposal 4:   Approve an amendment of the Amended and Restated 2000 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under such plan by 750,000 shares and to remove the termination date of the plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
140,348,001	332,204	58,810	12,305,695

The Company’s stockholders approved the foregoing proposal.

Proposal 5:   Ratify the Audit Committee’s selection of Ernst & Young LLP as independent auditors for the 2026 fiscal year:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
148,893,646	4,000,539	150,525	0

The Company’s stockholders approved the foregoing proposal.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 8, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: June 8, 2026	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Executive Vice President, Legal, General Counsel and Chief Compliance Officer